EXHIBIT 11

                          Statement Re:  Computation of Per Share Earnings

[CAPTION]



                                           Three Months Ended         Nine Months Ended
                                                September                 September
                                          ---------   ---------    ----------  ----------
                                            1999        1998          1999        1998
                                          ---------   ---------    ----------  ----------
Basic:
    Average shares outstanding:           1,767,064   1,767,064     1,767,064   1,767,064

    Net effect of the assumed exercise
    of stock options-based on the
    treasury stock method using
    average stock prices                          0           0             0           0
                                          ---------   ---------    ----------  ----------
             Total                        1,767,064   1,767,064     1,767,064   1,767,064
                                          =========   =========    ==========  ==========
Net income                                 $579,898    $598,553    $1,742,381  $1,738,125
                                          =========   =========    ==========  ==========
Net income per share                          $0.33       $0.34         $0.99       $0.98
                                          =========   =========    ==========  ==========




Diluted:
    Average shares outstanding:           1,767,064   1,767,064     1,767,064   1,767,064

    Net effect of the assumed exercise
    of stock options based on the
    treasury stock method using
    average market  price or period
    end market price, whichever is higher       862       2,420           254       2,125
                                          ---------   ---------    ----------  ----------
             Total                        1,767,926   1,769,484     1,767,318   1,769,189
                                          =========   =========    ==========  ==========
Net income                                 $579,898    $598,553    $1,742,381  $1,738,125
                                          =========   =========    ==========  ==========
Net income per share                          $0.33       $0.34         $0.99       $0.98
                                          =========   =========    ==========  ==========

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